Exhibit 99

Joint Filer Information

Names:	Siskey Industries, LLC, Siskey Capital, LLC, Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund, LLC, Siskey Capital Opportunity Fund II, LLC and TSI Holdings, LLC

Address:	4521 Sharon Road, Suite 450
Charlotte, NC 28211

Designated Filer:	Richard C. Siskey

Issuer and Ticker Symbol:	Social Reality, Inc. [SCRI]

Date of Earliest Transaction Required to be Reported:	October 8, 2013

The undersigned, Siskey Industries, LLC, Siskey Capital, LLC, Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund, LLC, Siskey Capital Opportunity Fund II, LLC and TSI Holdings, LLC are jointly filing the attached Form 3 Initial Statement of Beneficial Ownership of Securities with Richard C. Siskey with respect to the beneficial ownership of securities of Social Reality, Inc.

Signatures:

SISKEY INDUSTRIES, LLC

Date:  November 18, 2014

By: /s/ Richard C. Siskey

Richard C. Siskey

SISKEY CAPITAL, LLC

Date:  November 18, 2014

By: /s/ Richard C. Siskey

Richard C. Siskey

SISKEY CAPITAL OPPORTUNITY FUND, LLC

Date:  November 18, 2014

By: /s/ Richard C. Siskey

Richard C. Siskey

SISKEY CAPITAL OPPORTUNITY FUND II, LLC

Date:  November 18, 2014

By: /s/ Richard C. Siskey

Richard C. Siskey

CAROLINA PREFERRED TECHNOLOGY

INVESTMENTS, LLC

Date:  November 18, 2014

By: /s/ Richard C. Siskey

Richard C. Siskey

TSI HOLDINGS, LLC

Date:  November 18, 2014

By: /s/ Richard C. Siskey

Richard C. Siskey

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